CONSENT PURSUANT TO SEC RULE 438

         The undersigned hereby consents to being named as a person about to become a director of Life Critical Care Corporation (the "Corporation") in the Corporation's Registration Statement on Form SB-2, as amended (Registration No. 333-14755).




                                                /s/ J. Edward Beck, Jr.
                                                J. Edward Beck, Jr.